FS Credit Opportunities Corp. 8-K

Exhibit 99.1

FSCO Announces Earnings Release and Conference Call Schedule for Fourth Quarter and Full Year 2022

PHILADELPHIA, February 22, 2023 -- FS Credit Opportunities Corp. (NYSE: FSCO) today announced plans to release its fourth quarter and full year 2022 results after the close of trading on the New York Stock Exchange on Wednesday, March 1, 2023.

FSCO will host a conference call at 9:00 a.m. (Eastern Time) on Thursday, March 2, 2023, to discuss its fourth quarter and full year 2022 results. All interested parties are welcome to participate and can access the call by registering using the following URL: https://event.on24.com/wcc/r/4110505/ED4E4D67B160ECDCCD9380E9C40C4143

Participants are requested to register a day in advance or at a minimum 15 minutes before the start of the call. Participants may also access the conference call by dialing 866-580-4071 and providing the following passcode: 8590056.

A replay of the call will be available by visiting the Investor Relations section of FSCO’s website at https://fsinvestments.com/fs-credit-opportunities-corp/.

An investor presentation of financial information will also be available by visiting the Investor Relations section of FSCO’s website after the market close on Wednesday, March 1, 2023.

Forward Looking Statements

Statements included herein may constitute “forward-looking” statements as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements with regard to future events or the future performance or operations of the Fund. Words such as “intends,” “will,” “expects,” and “may” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements. Factors that could cause actual results to differ materially include changes in the economy, geopolitical risks, risks associated with possible disruption to the Fund’s operations or the economy generally due to hostilities, terrorism, natural disasters or pandemics such as COVID-19, future changes in laws or regulations and conditions in the Fund’s operating area, unexpected costs, the price at which the Fund’s shares of common stock may trade on the New York Stock Exchange and such other factors that are disclosed in the Fund’s filings with the Securities and Exchange Commission. The inclusion of forward-looking statements should not be regarded as a representation that any plans, estimates or expectations will be achieved. Any forward-looking statements speak only as of the date of this communication. Except as required by federal securities laws, the Fund undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

About FS Investments

FS Investments is a leading asset manager dedicated to helping individuals, financial professionals and institutions design better portfolios. The firm provides access to alternative sources of income and growth, and focuses on setting industry standards for investor protection, education and transparency. FS Investments is headquartered in Philadelphia, PA with offices in New York, NY, Orlando, FL and Leawood, KS.

Contact Information:

Investor Relations

Robert Paun

robert.paun@fsinvestments.com

Media

Sarah McAssey

media@fsinvestments.com